Exhibit 99.1

News Release	Contacts:	Robert H. Daskal Acting Chief Financial Officer 312-751-8833

Beverly Jedynak Martin E. Janis & Co. 312-943-1100

Olympic Cascade Financial Corporation
Receives Notice of Delisting from The American Stock Exchange

Chicago, Illinois, October 20, 2004 -- Olympic Cascade Financial Corporation (AMEX: OLY) announced today that it has been informed by The American Stock Exchange (AMEX) that the company's appeal to maintain the listing of its common stock on AMEX has been denied by the Listing Qualifications Panel of the AMEX Committee on Securities, and, as such, it does not meet AMEX's continued listing standards.

Olympic’s common stock is expected to be suspended from trading on AMEX as soon as practicable, and it is also expected that AMEX will seek removal of Olympic's common stock from listing and registration with the Securities and Exchange Commission.

Olympic believes its common stock will be eligible to trade on the OTC Bulletin Board (OTCBB), and will seek to have its common stock quoted on the OTCBB following delisting from AMEX.

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter equity securities. OTCBB securities are traded by a community of registered market makers that enter quotes and trade reports through a computer network. Information regarding the OTCBB, including stock quotes, can be found at www.otcbb.com. Investors should contact their broker for further information about executing trades in Olympic’s common stock on the OTCBB.

Olympic Cascade Financial Corporation is a holding company for National Securities Corporation. National, based in Seattle, Washington, conducts a full service national brokerage and investment banking business.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company’s current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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